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                            THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                                  -------------------------    --------------------------
                                                    1999           1998           1999            1998
                                                  ----------     ----------    -----------    -----------
Common shares outstanding beginning of period      7,012,107      7,907,123      7,005,107      7,905,523

Effect of Weighting Shares:
       Employee stock options exercised                1,261          8,487          6,099          5,580
       Issue of treasury stock                         4,024          2,004          4,024          2,004
                                                  ----------     ----------     ----------     ----------
Basic                                              7,017,392      7,917,614      7,015,230      7,913,107
                                                  ==========     ==========     ==========     ==========
Common shares outstanding beginning of period      7,012,107      7,907,123      7,005,107      7,905,523

Effect of Weighting Shares:
       Employee stock options exercised                1,261          8,487          6,099          5,580
       Employee stock options outstanding             88,470        210,369        104,278        228,200
       Issue of treasury stock                         4,024          2,004          4,024          2,004
                                                  ----------     ----------     ----------     ----------
Diluted                                            7,105,862      8,127,983      7,119,508      8,141,307
                                                  ==========     ==========     ==========     ==========
Net income                                        $1,040,000     $1,123,000     $  398,000     $2,118,000
                                                  ==========     ==========     ==========     ==========
NET INCOME PER COMMON SHARE:
Basic                                             $     0.15     $     0.14     $     0.06     $     0.27
                                                  ==========     ==========     ==========     ==========
Diluted                                           $     0.15     $     0.14     $     0.06     $     0.26
                                                  ==========     ==========     ==========     ==========
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